Essex Portfolio, L.P.
Thirteenth Amendment to
First Amended and Restated Agreement of Limited Partnership

This Thirteenth Amendment is made as of October 26, 2006 by Essex Property Trust, Inc., a Maryland corporation, as general partner (the “General Partner”) of Essex Portfolio L.P., a California limited partnership (the “Partnership”) and as attorney in fact for all limited partners of the Partnership pursuant to the Partnership Agreement (as defined below), for the purpose of amending the First Amended and Restated Agreement of Limited Partnership of the Partnership dated September 30, 1997 (the “Partnership Agreement”). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

WHEREAS, each Person listed on Schedule 1 attached hereto (each a “Contributor”), or such person’s predecessor-in-interest, has made the Capital Contribution to the Partnership enumerated on such Schedule 1 opposite such person’s name in connection with that certain Real Estate Purchase Agreement, concerning the Property referred to in such agreement, by and between Essex Portfolio L.P. and Belmont Terrace Associates, a limited partnership, also known as Belmont Terrace Associates Limited Partnership, a California limited partnership, the Contributors’ predecessor-in-interest, dated as of July 14, 2006, as amended.

WHEREAS, the General Partner desires to admit the Contributors to the Partnership as Additional Limited Partners.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Admission of Limited Partners.

(a) Each Contributor has made the Capital Contribution set forth next to its name on Schedule 1. In consideration of this Capital Contribution and pursuant to Section 4.6(a) of the Partnership Agreement, each Contributor is hereby admitted as an Additional Limited Partner of the Partnership.

(b) Pursuant to Section 4.6(b) of the Partnership Agreement, the General Partner hereby consents to the admission of each Contributor as an Additional Limited Partner of the Partnership. Pursuant to Section 4.3(a) of the Partnership Agreement, the General Partner hereby issues to each Contributor the number of common units of limited partnership in the Partnership (“Partnership Units”) set forth next to each Contributor’s name on Schedule 1.

(c) The admission of each Contributor as an Additional Limited Partner of the Partnership shall become effective as of the date of this Amendment, which shall also be the date upon which the name of Contributor is recorded on the books and records of the Partnership.

Section 2. Amendment to Partnership Agreement; Grant of Rights.

(a)  Pursuant to Sections 4.6(d) and 13.7(b) of the Partnership Agreement, the General Partner, as general partner of the Partnership, hereby amends the Partnership Agreement by adding to and modifying Exhibit A thereto as in effect prior to this Amendment to reflect the admission of the Contributors as Additional Limited Partners and the other information set forth on Schedule 1 hereto.

(b) Pursuant to Section 11.1 of the Partnership Agreement, all Partnership Units received by the Contributors, as set forth on Schedule 1, shall have the “Rights” provided in Article XI, and as set forth in Exhibit I, of the Partnership Agreement; except that, notwithstanding the foregoing, with respect to such Partnership Units, the Rights shall not be exercisable until on or after that date which is one year after the date of this Amendment. The Partnership Agreement shall be deemed amended to reflect this restriction on the Rights associated with such Partnership Units.

The General Partner will promptly after the date hereof prepare a restated Exhibit A reflecting the effect of this Amendment.

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

The Remainder of This Page Has Been Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

ESSEX PROPERTY TRUST, INC.

By: /S/ Jordan E. Ritter
Name: Jordan E. Ritter
Title: Senior Vice President/General Council

LIMITED PARTNERS:

ESSEX PROPERTY TRUST, INC.,
as attorney-in-fact for the Limited Partners

By: /S/ Jordan E. Ritter
Name: Jordan E. Ritter
Title: Senior Vice President/General Council

[Schedule 1]

Schedule 1, which sets forth Additional Limited Partners information, has been omitted pursuant to Item 601(b)(2) of Regulation S-K; Copies of such schedule will be furnished supplementally to the SEC upon request.